UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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ABGENIX, INC.

(Name of Registrant as Specified In Its Charter)

AMGEN INC.

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Filed by Amgen Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Abgenix, Inc.

Commission File No.: 000-24207

Memorandum

To:	All U.S. Abgenix Employees

From:	Chip Bell, Ted Bagley and Cindy Morrison, Amgen Human Resources

Date:	December 14, 2005

Re:	Amgen/Abgenix Merger – Initial Human Resources Information

Many of you have just returned from this afternoon’s all-staff meeting, during which Bill Ringo and Fabrizio Bonanni gave you a sense of the vision they share for the future arising from the proposed merger of Amgen and Abgenix. At that meeting, we said you would hear more on three important issues:

•	If I remain an employee beyond the closing date of the merger, how will my benefits at Amgen compare to what I currently have at Abgenix?

•	What will happen to the Abgenix Fremont site and what functions will continue to be represented there?

•	What happens if I lose my job as a result of the merger?

If I remain an employee beyond the closing date of the merger, how will my benefits at Amgen compare to what I currently have at Abgenix?

Amgen offers an attractive Total Rewards package to all employees. As an Amgen employee, you’ll be eligible for the following benefits:

•	Amgen offers all employees the opportunity to participate in a performance-based bonus plan. If you remain employed in good standing with Amgen through December 31, 2006, you receive, in connection with the merger, a guaranteed minimum bonus payment of 15% of your annual base salary, subject to the terms and conditions of Amgen’ bonus plan. In addition, higher awards are also possible based on Amgen’ corporate performance and your individual performance.

•	Amgen also grants long-term incentives widely throughout the organization. After the merger date, Amgen will grant 2006 long-term incentives, in the form of stock options, restricted stock units, or a combination of the two, under its program to Abgenix employees who are asked to remain at Amgen for the long term.

•	Amgen has a competitive benefits package, which includes the Amgen Retirement and Savings Plan. Plan participants receive a company contribution of 5 percent of his or her eligible compensation, regardless of whether or not he or she contributes to the plan, and an additional company match equal to 100 percent of the first 5% of eligible compensation that the participant elects to contribute. We anticipate transferring Abgenix employees into the Amgen benefits plan on or before January 1, 2007. Until such time, your current Abgenix benefits will remain in effect.

What will happen to the Abgenix Fremont site and what functions will be represented here?

We anticipate that the Fremont site will be dedicated to manufacturing activities.

The roles of the majority of the therapeutic product team employees and employees in Burnaby, Canada are still being assessed at this time.

The existing administrative support functions reflect the needs of a stand-alone, biotechnology company. We anticipate that the size of these functions will be adjusted to reflect staffing levels appropriate for a site within the Amgen network of operations.

Due to Amgen’ growth, there are job openings at every Amgen site, including our South San Francisco site. We will establish a process to assess the skills and qualifications of Abgenix staff members at the Fremont site, and make appropriate opportunities known to you beginning in the first quarter of next year, contingent upon the closing of the merger.

What happens if I lose my job?

Amgen is very aware that there will be a period of uncertainty for a number of employees, and that some people will not be retained long-term following the closing of the merger. In order to ease the transition for those who are not retained, a severance plan will be adopted for eligible U.S. non-manufacturing Abgenix staff members, subject to certain terms and conditions. The severance plan will provide the following to eligible employees:

•	A minimum of three months of continued employment post-merger or base pay in lieu

•	Lump sum severance payment equal to 9 months of base salary.

•	A cash payment to offset the loss of stock options that are unvested as of a person’s termination date.

•	9 months of company-paid COBRA medical coverage, and

•	Career transition assistance

The above severance benefits will be contingent upon certain terms and conditions, including the employee signing a full release and waiver at the time of his or her termination.

Manufacturing staff members are not eligible for benefits under the above severance plan, as no merger related reductions in the manufacturing function are being contemplated at this time. If merger-related staff reductions in manufacturing do occur, Amgen will provide severance benefits similar to those outlined above.

Amgen believes that the program outlined above provides for respectful treatment of everyone who played a part in helping build Abgenix’s success.

Functional Information Sessions

There is much more for you to learn and understand over the coming months. To begin this process, and to provide you with an opportunity to ask questions about both transitional and long-term issues, we have scheduled a series of meetings following the all-staff meeting this afternoon and on Thursday.

Today:
4:00 p.m. – 5:30 p.m.	Therapeutic Products and G&A

Thursday:
8:30 a.m. – 9:30 a.m.	Operations: Production Services, Process Sciences and Quality
9:45 a.m. – 11:00 a.m.	Production Services only
11:15 a.m. – 12:15 p.m.	Quality only
1:00 p.m. – 2:00 p.m.	Process Sciences only
2:15 p.m. – 3:15 p.m.	Therapeutic Products
3:15 p.m. – 4:15 p.m.	G&A

In addition, representatives from Amgen Human Resources will be available today and tomorrow to answer your questions in the Cypress Room.

We look forward to answering your questions and talking with you in greater detail at these sessions.

Amgen Forward-Looking Statement

This communication contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about future financial and operating results and Amgen’s anticipated acquisition of Abgenix. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, dilution and accretion, financial guidance, peak sales, timing of closing, industry ranking, execution of integration plans and management and organizational structure are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the development of certain products may not develop as expected or proceed as planned; that the acquisition does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; that prior to the closing of the acquisition, the businesses of the companies suffer due to uncertainty; that the parties are unable to successfully execute their integration strategies, or achieve planned synergies, as well as other risks that are discussed below and others that can be found in Amgen’s and Abgenix’s Form 10-K for the year ended December 31, 2004, and in Amgen’s periodic reports on Form 10-Q and Form 8-K. Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Amgen’s results may be affected by its ability to successfully market both new and existing products domestically and internationally, sales growth of recently launched products, difficulties or delays in manufacturing our products, and regulatory developments (domestic or foreign) involving current and future products and manufacturing facilities. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. The length of time that it takes for Amgen to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and Amgen expects similar variability in the future. Further, only the FDA can determine whether the product candidates are safe and effective for the use(s) being investigated. In addition, sales of Amgen’s products are affected by reimbursement policies imposed by third party payors, including governments, private insurance plans and managed care providers, and may be affected by domestic and international trends toward managed care and healthcare cost containment as well as possible U.S. legislation affecting pharmaceutical pricing and reimbursement. Government regulations and reimbursement policies may affect the development, usage and pricing of our products. In addition, Amgen competes with other companies with respect to some of Amgen’s marketed products as well as for the discovery and development of new products. Amgen, or others could identify side effects or manufacturing problems with Amgen’s products after they are on the market. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. In addition, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors. Further, some raw materials, medical devices, and component parts for our products are supplied by sole first party suppliers.

Abgenix Forward-Looking Statement

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to uncertainties that could cause actual future events and results of Abgenix and Amgen to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Abgenix believes are reasonable but are not guarantees of future events and results.

Actual future events and results of Abgenix may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: the financial performance of Abgenix, regulatory review and approvals, the uncertainty of the outcome of research and development activities, manufacturing capabilities and difficulties and the complexity of Abgenix’s products, competition generally and the increasingly competitive nature of Abgenix’s industry, litigation, stock price and interest rate volatility, marketing effectiveness, liability from as-yet-unknown litigation and claims and changes in laws, including tax laws, that could affect the demand for Abgenix’s products. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions and governmental and public policy changes. Abgenix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Abgenix’s actual results to differ materially from those contemplated in the forward-looking statements included in this communication should be considered in connection with information regarding risks and uncertainties that may affect Abgenix’s future results included in Abgenix’s filings with the Securities and Exchange Commission at www.sec.gov.

Participants in Solicitation

Amgen Inc. (“Amgen”) and Abgenix, Inc. (“Abgenix”) and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Abgenix stockholders in connection with the merger. Information about the directors and executive officers of Amgen and their ownership of Amgen’s stock is set forth in the proxy statement for Amgen’s 2005 Annual Meeting of Stockholders. Information about the directors and executive officers of Abgenix and their ownership of Abgenix’s stock is set forth in the proxy statement for Abgenix’s 2005 Annual Meeting of Stockholders.

Additional Information About the Acquisition and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Abgenix by Amgen. In connection with the proposed acquisition, Amgen and Abgenix intend to file relevant materials with the SEC, including Abgenix’s proxy statement. STOCKHOLDERS OF ABGENIX ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ABGENIX’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Abgenix stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Abgenix. Such documents are not currently available.